Exhibit 99.2

NASDAQ: AXSM CONCERT Phase 2 Trial of AXS-12 in Narcolepsy Topline Results Conference Call December 3, 2019

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Certain information contained in this presentation may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of our ongoing clinical trials and the number or type of studies or nature of results necessary to support the filing of a new drug application for any of our current product candidates; our ability to fund additional clinical trials to continue the advancement of our product candidates; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our product candidates (including, but not limited to, FDA’s agreement with the Company’s plan to discontinue the bupropion treatment arm of the ADVANCE-1 study in accordance with the independent data monitoring committee’s recommendations); the Company’s ability to obtain additional capital necessary to fund its operations; the Company’s ability to generate revenues in the future; the potential for the ASCEND clinical trial to provide a basis for approval of AXS-05 for the treatment of major depressive disorder and accelerate its development timeline and commercial path to patients; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the enforceability of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings prior to the readout from its Phase 3 clinical trials; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are made only as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, these projections, assumptions and estimates are necessarily subject to a high degree of uncertainty and risk. The data disclosed in this press release are considered topline data and subject to further statistical review and the final results may vary.

Overview and Summary Herriot Tabuteau, MD Chief Executive Officer Axsome Therapeutics, Inc. © Axsome Therapeutics, Inc. 4

Summary of Topline Results • AXS-12 (reboxetine) met the prespecified primary endpoint resulting in a highly statistically significantly reduction in the number of cataplexy attacks as compared to placebo • AXS-12 also significantly reduced excessive daytime sleepiness, assessed by the Epworth Sleepiness Scale and by the frequency of inadvertent naps or sleep attacks, as compared to placebo • AXS-12 also resulted in statistically significant improvements in cognitive function, sleep quality and sleep-related symptoms • The beneficial effects of AXS-12 were rapid being observed as early a Week 1 • AXS-12 was safe and well-tolerated with no reported serious adverse events (SAEs) and no discontinuations due to adverse events. • Data support initiation of Phase 3 trials for AXS-12 in narcolepsy, anticipated in 2020

• Narcolepsy is a chronic, debilitating, neurologic condition characterized by: – Excessive daytime sleepiness (EDS) – Cataplexy: a sudden reduction or loss of muscle tone triggered by strong emotions – Disturbed nocturnal sleep – Sleep paralysis – Hypnagogic hallucinations • Orphan condition: nearly 200K patients, with 50% diagnosed, and 25% treated • Existing treatment options are limited, do not address all symptoms, provide variable efficacy, have significant side effects, and are mostly controlled substances – Only 1 agent currently approved to treat both cataplexy and EDS • Urgent need for new treatments for patients that address the limitations of current agents American Academy of Sleep Medicine. ICSD-2. Chicago, IL: 2005. National Institute of Neurological Disorders and Stroke. 2011. http://www.ninds.nih.gov/disorders/narcolepsy/narcolepsy.htm. Accessed July 15, 2013. España RA, Scammell TE. Sleep. 2011;34(7):845-858.

• Narcolepsy is caused by a loss of hypocretin neurons in the brain • Hypocretin neurons normally excite norepinephrine neurons which promote wakefulness and help maintain muscle tone • Hypocretin loss leads to dysregulation of norepinephrine neurons resulting in: – Decreased wakefulness during the day (EDS) – Loss of muscle tone while awake (cataplexy) • AXS-12 improves regulation of norepinephrine signaling in narcolepsy Wakefulness Reduced: Excessive daytime sleepiness Cort ex Hypocretin/orexin neurons (lost in narcolepsy) Hypothalamus Amygdala Locus coeruleus (norepinephrine) Spinal cord Muscle tone Reduced: Cataplexy Neuron Projecti ons Norepinephrine Hypocretin/orexin Amygdala inhibitory Szabo ST, et al. Sleep Medicine Reviews 43 (2019) 23-36

• AXS-12 (reboxetine) is a potent, highly selective norepinephrine reuptake inhibitor • Rationale for development in narcolepsy: – Norepinephrine signaling is dysregulated in narcolepsy contributing to key symptoms – AXS-12 improves regulation of norepinephrine signaling • AXS-12 is orally administered, dosed during the day, and has a well-characterized safety and tolerability profile – Not expected to be scheduled • AXS-12 has been granted U.S. FDA Orphan Drug designation for the treatment of narcolepsy

CONCERT Trial Design &Results Cedric O’Gorman MD, MBA Senior Vice President, Clinical Development and Medical Affairs Axsome Therapeutics, Inc. © Axsome Therapeutics, Inc. 9

Study Design Multi-center, Randomized, Double-blind, Placebo-controlled, 3-Week Crossover Study to Assess the Efficacy and Safety of AXS-12 for Cataplexy and Excessive Daytime Sleepiness in Subjects with Narcolepsy Screening and Baseline AXS-12 Down-titration / washout Placebo Down-titration / washout Week 2 Week 3 Week 2 Week 3 AXS-12 washout N=21 Randomized Sequence 2 n = 10 Placebo Down-titration / washout • Dose – Week 1 – orally twice daily, total daily dose of 8 mg – Week 2 – orally twice daily, total daily dose of 10 mg • Key Inclusion Criteria: – Adults with diagnosis of narcolepsy exhibiting cataplexy and excessive daytime sleepiness (EDS) – Male or female 18 – 70 years old – ESS Score > 10 at screening and baseline – At least 7 cataplexy attacks per week during screening

Study Endpoints Multi-center, Randomized, Double-blind, Placebo-controlled, 3-Week Crossover Study to Assess the Efficacy and Safety of AXS-12 for Cataplexy and Excessive Daytime Sleepiness in Subjects with Narcolepsy • Primary Endpoint: – Change in the mean weekly number of cataplexy attacks, averaged over the 2-week treatment period (overall treatment effect) • Secondary Efficacy Endpoints: – Daytime sleepiness, measured by the Epworth Sleepiness Scale (ESS) and number of inadvertent naps – Cognitive function assessed using the Ability to Concentrate item of the Narcolepsy Symptom Assessment Questionnaire (NSAQ) – Sleep quality and sleep-related symptoms (incl. nighttime awakenings, sleep paralysis, and hypnagogic hallucinations items of the NSAQ)

Demographics and Baseline Characteristics • Mean age (years): 32.6 • Mean time since diagnosis (years): 3.8 • Mean cataplexy attacks at baseline: 30.0 weekly attacks • Mean Epworth Sleepiness Scale (ESS) score at baseline: 18.1 • Ability to Concentrate at baseline: rated “very poor”, “poor”, or “average” by all patients

4.0 Mean Change in Weekly Cataplexy Attacks -4.0 -8.0 AXS-12 Placebo -12.0 -16.0 0 1 2 P<0.001 8 mg daily 10 mg daily P=0.002 BaselineWeek 1Week 2

Patients with a ≥50% Reduction in Cataplexy Attacks 80% P=0.003 76.2% 70% P=0.005 60% 57.1% Placebo AXS-12 40% 30% 30.0% 20% 15.0% 10% 0% Week 1Week 2

Patients with a ≥75% Reduction in Cataplexy Attacks P=0.018 42.9% 40% 30% P=0.02 Placebo AXS-12 20% 10% 10.0% 0.0% 0% Week 1Week 2

0.0 -1.0 -2.0 Change in ESS -4.0 -5.0 -3.1 -6.0 -7.0 P=0.003 -6.0 -8.0

Week 1Week 2 0% Change in Frequency of Inadvertent Naps -4.2%-5.3% -20% P=0.038 -19.3% -30% P<0.001 -31.8% -40%

P=0.036 Patients with a ≥50% Reduction in Inadvertent Naps 38.1% 30% Placebo AXS-12 20% 19.0% 10% 10.0% 5.0% 0% Week 1Week 2

Improvement in Ability to Concentrate Score Placebo AXS-12 -0.30 -0.55 P=0.007 P=0.002 -0.80 8 mg daily 10 mg daily 0 1 2 • Ability to concentrate was collected daily on a 5-point scale where 1= very good, 2 = good, 3 = average, 4 = poor, 5 = very poor.

50% 40% 38.1% 42.9% Proportion of Patients Placebo AXS-12 20% 15.0% 10% 0% 0% BaselineWeek 1Week 2

60% P=0.069 55.0% Proportion of Patients Demonstrating Improvement P=0.007 45.0% P=0.365 40% P=0.044 40.0% 30% 30.0% 26.3%26.3% 20% 10% 5.3%5.3% 0% Quality of SleepNight awakeningsSleep Paralysis Episodes Hypnagogic Hallucinations

• AXS-12 was safe and well tolerated • No serious adverse events • No discontinuations due to adverse events • The overall percentage of patients experiencing adverse events was 42.9% with AXS-12 treatment and 40.0% with placebo • The most commonly reported adverse events with AXS-12 treatment were anxiety, constipation, and insomnia

Summary • AXS-12 met the pre-specified primary endpoint by significantly reducing the frequency of cataplexy attacks compared to placebo • AXS-12 also demonstrated significant improvements compared to placebo in symptoms of excessive daytime sleepiness • AXS-12 demonstrated improvements in cognitive function, sleep quality and other sleep-related symptoms • AXS-12 was safe and well tolerated in this study with no serious adverse events and no discontinuations due to adverse events

Q&A

Concluding Remarks Herriot Tabuteau, MD Chief Executive Officer Axsome Therapeutics, Inc. © Axsome Therapeutics, Inc. 25

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